Exhibit 11
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                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (In millions, except per share amounts - Unaudited)

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                                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                               -----------------------------------------------------------
                                                                   1997           1996             1997            1996
                                                               -----------    -----------       ----------     -----------

Earnings (loss) for primary earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                  $       32.5   $       27.4      $      71.3    $       51.1
  Preferred stock dividends                                             -             (2.4)            (2.5)           (7.3)
                                                               ------------    -----------       ----------     -----------
  Earnings before extraordinary charge                                 32.5           25.0             68.8            43.8
  Extraordinary charge, net of income taxes                             -              -                -             (11.4)
                                                               ------------    -----------       ----------     -----------
Net earnings for primary earnings per share                    $       32.5   $       25.0      $      68.8    $       32.4
                                                               ====+=======    ===========       ==========     ===========

Earnings (loss) for fully diluted earnings per share:
  Earnings before extraordinary charge                         $       32.5   $       27.4      $      71.3    $       51.1
  Extraordinary charge, net of income taxes                             -              -                -             (11.4)
                                                               ------------    -----------       ----------     -----------
Net earnings for fully diluted earnings per share              $       32.5   $       27.4      $      71.3    $       39.7
                                                               ============    ===========       ==========     ===========

Average shares outstanding:
  Common stock                                                         22.6           17.4             21.8            17.3
  Common stock equivalents from assumed exercise of
      stock options and warrants                                        0.4            0.5              0.4             0.6
                                                               ------------    -----------       ----------     -----------
Total for primary earnings per share                                   23.0           17.9             22.2            17.9

  Other potentially dilutive securities:
     -  additional common stock equivalent from assumed
        conversion of stock options and warrants at ending
        market price                                                    -              0.1              -               -
     - assumed conversion of Series A convertible
        preferred stock at one-half share of common stock               -              1.0              -               1.0
     - assumed conversion of Series B convertible
        preferred stock at 2.5 shares of common stock                   -              2.3              -               2.3
     - assumed conversion of the Series D convertible
        preferred stock at 1.51 shares of common stock                  1.3            2.6              2.2             2.6
                                                               ------------    -----------       ----------     -----------
  Total for fully diluted earnings per share                           24.3           23.9             24.4            23.8
                                                               ============    ===========       ==========     ===========

Earnings (loss) per share:
Primary
    Earnings before extraordinary charge                       $        1.42  $        1.39     $       3.10   $        2.44
    Extraordinary charge, net of income taxes                           -              -                -              (0.63)
                                                               ------------    -----------       ----------     -----------
                                                               $        1.42  $        1.39     $       3.10   $        1.81
                                                               ============    ===========       ==========     ===========
Fully diluted
    Earnings before extraordinary charge                       $        1.34  $        1.15     $       2.92   $        2.14
    Extraordinary charge, net of income taxes                           -              -                -              (0.48)
                                                               ------------    -----------       ----------     -----------
                                                               $        1.34  $        1.15     $       2.92   $        1.66
                                                               ============    ===========       ==========     ===========


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